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EX. 99.1

                            INGEN TECHNOLOGIES, INC.

                              DIRECTORS' RESOLUTION

                                     2007.9

         BE IT KNOWN THAT, on the 17th day of May, 2007, at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and approved upon motion duly made and seconded:

         Authority is granted for the company's transfer agent to issue a restricted Class A Preferred Stock certificate in the amount of 4,444,444 shares to Chairman & CEO Scott R. Sand.

         This stock is issued in exchange for the retirement of $100,000 in debt owed by the company to Mr. Sand. This amount includes $4689.29 in reimbursable expenses and the remainder in unpaid executive compensation. Even after approval of this resolution, as of the fiscal quarter ending February 28, 2007, $53,978.38 remains in unpaid executive compensation to Mr. Sand.

         The 4,444,444 share calculation is at 75% of the market price for the unrestricted common shares of the company, selling for $0.03 per share on May 15, 2007. 75% of $0.03 is $0.0225 ($1.00 = 44.44 shares; 44.44 x 100,000 =
4,444,444 shares).

                           CERTIFICATION BY SECRETARY

         I am the Secretary of Ingen Technologies, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on May 17, 2007 in accordance with the provisions of our Bylaws.

         IN WITNESS WHEREOF, I have this 17th day of May, 2007 subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).



________________________________________
Secretary of Corporation


                            WAIVER OF NOTICE (2007.9)

         The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors' meeting held on May 17, 2007. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.


________abstained________________           ______________________________
Scott R. Sand                               Curt Miedema

_______________________________             ______________________________
Chris Wirth                                 Yong Sin Khoo

_______________________________             ______________________________
Stephen O'Hara                              John Finazzo